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                                                                     Exhibit 5.1

                      [Locke Liddell & Sapp LLP Letterhead]





                                 January 7, 1999


Camden Property Trust
Three Greenway Plaza
Suite 1300
Houston, Texas  77046

Ladies and Gentlemen:

         We have acted as securities counsel to Camden Property Trust, a Texas real estate investment trust (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of 672,490 common shares of beneficial interest of the Company, par value $0.01 per share (the "Camden Common Shares"), on a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Camden Common Shares are to be issued to certain holders (the "Selling Holders") of units of limited liability company interest (the "Units") of Oasis Martinique, LLC, a Delaware limited liability company, upon exchange of the Units.

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Amended and Restated Declaration of Trust of the Company and the Amended and Restated Bylaws of the Company, as amended to date, (b) minutes of the proceedings of the Board of Trust Managers of the Company, (c) the Registration Rights Agreement, dated as of April 6, 1998, by and among Oasis Residential, Inc., ISCO and IFT Properties, Ltd., (d) the Registration Rights Agreement, dated as of April 2, 1998, by and between Oasis Residential, Inc. and Merrill Lynch International Private Finance Limited, (e) the Amended and Restated Limited Liability Company Agreement of Oasis Martinique, LLC, dated as of October 23, 1998, by and among Oasis Residential, Inc. and the persons named therein, (f) the Exchange Agreement, dated as of October 23, 1998, by and among Oasis Residential, Inc., Oasis Martinique, LLC and the holders listed thereon, and (g) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our


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opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         The opinions set forth herein are subject to the qualification that we are admitted to practice law in the State of Texas and we express no opinion as to laws other than the law of the State of Texas and the federal law of the United States of America.

         Based upon the foregoing, and subject to the assumption, qualifications and limitations hereinabove and hereinafter stated, it is our opinion that the Camden Common Shares have been duly authorized and, assuming (a) that the Registration Statement shall have been declared effective by the Commission, and
(b) the Camden Common Shares shall have been issued and delivered to the Selling Holders upon exchange of their Units, we are of the opinion that the Camden Common Shares, when issued, shall be validly issued, fully paid and nonassessable.

         This opinion is rendered as of the date hereof, and we undertake no, and disclaim any, obligation to advise you of any change in or any new development that might affect any matters or opinions set forth herein.

         We consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,



                                /s/ LOCKE, LIDDELL & SAPP LLP